September 29, 2017

Northern Lights Fund Trust

80 Arkay Drive

Hauppauge, NY 11788

Re:       Northern Lights Fund Trust - File Nos. 333-122917 and 811-21720

Dear Sir/Madam:

A legal opinion (the “Legal Opinion”) that we prepared was filed with Post-Effective Amendment No. 1,010 under the Securities Act of 1933 to the Northern Lights Fund Trust Registration Statement. We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 1,011 (the “Amendment”) and consent to all references to us in the Amendment.

Very truly yours,

/s/ THOMPSON HINE LLP

THOMPSON HINE LLP

4851-5396-3087.1